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                                                                 EXHIBIT 8
                                                                 ---------



                                 June 7, 1995


Ameritech Capital Funding Corporation
30 South Wacker Drive
Chicago, Illinois 60606

Ameritech Corporation
30 South Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

     We have acted as counsel for Ameritech Capital Funding Corporation ("Capital Funding") and Ameritech Corporation ("Ameritech") in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission contemporaneously herewith under the Securities Act of 1933, as amended (the "Act"), which Registration Statement includes a Prospectus (the "Prospectus"). The Prospectus relates to Capital Funding's offer from time to time of debt securities, in one or more series, in an aggregate principal amount sufficient to result in net proceeds to Capital Funding of up to U.S. $1,000,000,000 (the "Debt Securities"). You have requested our opinion as to the accuracy of the description in the Prospectus of certain federal tax consequences relating to the Debt Securities.

     We have examined the Prospectus and such other documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     It is our opinion that the discussion of the tax consequences of defeasance under the caption "Defeasance" within the Prospectus is an accurate description of the material federal tax aspects of a defeasance of the Debt Securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.


                                              Very truly yours,

                                       (Signature of Winston & Strawn)